The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(7)

Registration No. 333-261076

Subject to completion, dated November 15, 2021

Preliminary Prospectus Supplement

(To Prospectus dated November 15, 2021)

4,500,000 Shares

CLASS A COMMON STOCK

The selling stockholders identified in this prospectus supplement are offering 4,500,000 shares of our Class A common stock.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “STEP.” On November 12, 2021, the last sale price of the shares as reported on the Nasdaq Global Select Market was $53.87 per share.

We will not receive any proceeds from the sale of shares by the selling stockholders.

Each share of Class B common stock currently entitles the holder to five votes while each share of Class A common stock entitles the holder to one vote.

We are a “controlled company” within the meaning of the corporate governance rules of the Nasdaq Global Select Market.

We are an “emerging growth company” under the federal securities laws and are presently subject to reduced public company reporting requirements.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in the accompanying prospectus and in the documents incorporated by reference herein.

	Per Share	Total
Public offering price of Class A common stock	$	$
Underwriting discount(1)	$	$
Proceeds to the selling stockholders, before expenses	$	$

(1)	We have also agreed to reimburse the underwriters for certain FINRA-related expenses. See “Underwriting” for a description of all compensation payable to the underwriters.

The selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to 675,000 additional shares of Class A common stock on the same terms and conditions set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our Class A common stock to investors on or about                 , 2021.

Morgan Stanley	Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated November                 , 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” before you make any investment decisions regarding the Class A common stock. This prospectus supplement may add to, update or change information contained or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained or incorporated by reference in the accompanying prospectus.

We have not, and the selling stockholders and the underwriters have not, authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred. Neither we nor any of the selling stockholders or underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that any other person may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where such offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

We have not, and the selling stockholders and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. See “Underwriting.”

This prospectus supplement includes or incorporates by reference certain information regarding the historical investment performance of our focused commingled funds and separately managed accounts. An investment in shares of our Class A common stock is not an investment in any StepStone Fund (as defined below). The StepStone Funds are separate, distinct legal entities that are not our subsidiaries. In the event of our bankruptcy or liquidation, you will have no claim against the StepStone Funds. In considering the performance information relating to the StepStone Funds contained or incorporated by reference herein, current and prospective Class A common stockholders should bear in mind that the performance of the StepStone Funds is not indicative of the possible performance of shares of our Class A common stock and is also not necessarily indicative of the future results of the StepStone Funds, even if fund investments were in fact liquidated on the dates indicated, and we cannot assure you that the StepStone Funds will continue to achieve, or that future StepStone Funds will achieve, comparable results.

Unless otherwise indicated or the context otherwise requires:

•

“StepStone Group Inc.” or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, the company conducting the offering made by this prospectus supplement, and not to any of its subsidiaries;

•	the “Partnership” refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries;

•	“General Partner” refers to StepStone Group Holdings LLC, a Delaware limited liability company, and the sole general partner of StepStone Group LP;

•

“we,” “us,” “our,” “the Company,” “our company,” “StepStone” and similar terms refer to SSG and its consolidated subsidiaries, including the Partnership, following the Reorganization and IPO (each as defined below), and to the Partnership and its consolidated subsidiaries prior to the Reorganization and IPO;

•

“StepStone Funds” or “our funds” refers to our focused commingled funds and our separately managed accounts, including acquired Greenspring funds, for which we act as both investment adviser and general partner or managing member;

•	references to the “Greenspring acquisition” refer to the acquisition of Greenspring Associates, Inc. and certain of its affiliates (“Greenspring”), that was completed on September 20, 2021;

•	references to “FY,” “fiscal” or “fiscal year” are to the fiscal year ended March 31 of the applicable year;

•	references to the “Reorganization” refer to the series of transactions immediately before the Company’s initial public offering (“IPO”), which was completed on September 18, 2020;

•	references to “high-net-worth” individuals refer to individuals with net worth of over $5 million, excluding primary residence; and

•	references to “mass affluent” individuals refer to individuals with annual income over $200,000 or net worth between $1 million and $5 million, excluding primary residence.

We are a holding company and hold substantially all of our assets and conduct substantially all of our business through the Partnership.

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are owned by us or licensed by us. We also own or have the rights to copyrights that protect the content of our solutions. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, trade names and copyrights. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may include trademarks, service marks or trade names of other companies. Our use or display of other parties’ trademarks, service marks, trade names or products is not intended to, and does not imply a relationship with, or endorsement or sponsorship of us by, the trademark, service mark or trade name owners.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus supplement concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources are reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, information incorporated by reference into each of them, and any related free-writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact, including statements regarding guidance, industry prospects or future results of operations or financial position made in this prospectus supplement, the accompanying prospectus, information incorporated by reference into each of them, and any related free-writing prospectus are forward-looking. We use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and in our subsequent reports filed from time to time with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement, the accompanying prospectus, information incorporated by reference into each of them, any related free-writing prospectus, and in our other periodic filings. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should read the entire prospectus supplement and accompanying prospectus carefully, as well as the information in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and other information incorporated by reference in this prospectus supplement and accompanying prospectus.

We are a global private markets investment firm focused on providing customized investment solutions and advisory and data services to our clients. Our clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. We partner with our clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes. These portfolios utilize several types of synergistic investment strategies with third-party fund managers, including commitments to funds (“primaries”), acquiring stakes in existing funds on the secondary market (“secondaries”) and investing directly into companies (“co-investments”). As of September 30, 2021, we oversaw approximately $519 billion of private markets allocations, including $121 billion of AUM and $397 billion of AUA.

We are a global firm and believe that our multi-asset class expertise, local knowledge, business relationships, proprietary data and technology, and presence are all critical to securing a competitive edge in the private markets. We deploy a local staffing model, operating from 21 cities across 12 countries on five continents. Our offices are staffed by investment professionals who bring valuable regional insights and language proficiency to enhance existing client relationships and build new client relationships. Since our inception in 2007, we have invested heavily in our platforms to drive growth and expand our investment solutions capabilities and service offerings, including through opportunistic transactions that have helped accelerate the growth of our team and capabilities. As of September 30, 2021, we had 731 total employees, including over 260 investment professionals and 470 employees across our operating team and implementation teams dedicated to sourcing, executing, analyzing and monitoring private markets opportunities. Approximately 130 of our employees joined us as part of the Greenspring acquisition.

We have a flexible business model whereby many of our clients engage us for solutions across multiple asset classes and investment strategies. Our solutions are typically offered in the following commercial structures:

•

Separately managed accounts (“SMAs”). Owned by one client and managed according to their specific preferences, SMAs integrate a combination of primaries, secondaries and co-investments across one or more asset classes. SMAs are meant to address clients’ specific portfolio objectives with respect to return, risk tolerance, diversification and liquidity. SMAs, including directly managed assets, comprised $74 billion of our AUM as of September 30, 2021.

•

Focused commingled funds. Owned by multiple clients, our focused commingled funds deploy capital in specific asset classes with defined investment strategies. Focused commingled funds comprised $39 billion of our AUM as of September 30, 2021.

•

Advisory and data services. These services include one or more of the following for our clients: (i) recurring support of portfolio construction and design; (ii) discrete or project-based due diligence, advice and investment recommendations; (iii) detailed review of existing private markets investments, including portfolio-level repositioning recommendations where appropriate; (iv) consulting on investment pacing, policies, strategic plans, and asset allocation to investment boards and committees;

(v) licensed access to our proprietary data and technology platforms, including StepStone Private Markets Intelligence (“SPI”) and our other proprietary tool, and (vi) administrative services to unaffiliated investment advisors. Advisory relationships comprised $397 billion of our AUA and $9 billion of our AUM as of September 30, 2021.

•

Portfolio analytics and reporting. We provide clients with tailored reporting packages, including customized performance benchmarks as well as associated compliance, administrative and tax capabilities. Mandates for portfolio analytics and reporting services typically include licensed access to our proprietary performance monitoring software, Omni. Omni tracked detailed information on over $725 billion of client commitments as of September 30, 2021, inclusive of our combined AUM/AUA, previously exited investments and investments of former clients.

We generate revenues from management and advisory fees and performance fees earned pursuant to contractual arrangements with our funds and our clients. We also invest our own capital in the StepStone Funds we manage to align our interests with those of our clients. Through these investments, we earn a pro-rata share of the results of such funds and may also be entitled to an allocation of performance-based fees from the limited partners in the StepStone Funds, commonly referred to as carried interest.

Recent Transactions

Greenspring Acquisition

On September 20, 2021, we completed the Greenspring acquisition pursuant to which we acquired Greenspring, a leading venture capital and growth equity platform. On November 15, 2021, we filed with the SEC an amendment to the Current Report on Form 8-K filed on September 20, 2021, which is incorporated by reference into this prospectus supplement. The report included audited annual financial statements and unaudited interim financial statements for Greenspring as well as certain unaudited pro forma financial information relating to the Greenspring acquisition.

Approval of Dividend Payment

On November 9, 2021, we announced that our board of directors approved the distribution of a quarterly cash dividend of $0.15 per share of Class A common stock. The dividend is scheduled to be paid on December 15, 2021, to all holders of shares of our Class A common stock on record as of the close of business on November 30, 2021. Purchasers of Class A common stock in this offering who hold such shares as of the close of business on November 30, 2021 will receive the dividend declared with respect to such record date.

Organizational Structure

The diagram below illustrates our organizational structure as of September 30, 2021. Certain of our consolidated subsidiaries are not wholly-owned by us. To the extent these subsidiaries are not wholly-owned, substantially all of the other owners are current StepStone professionals working for the related businesses. See “—Ownership of Our Businesses” below.

Amounts may not sum to total due to rounding.

(1)	The partners of the Partnership other than StepStone Group Inc. are:

•	the General Partner, which holds a 100% general partner interest and no economic interests;

•	members of management, employee owners and outside investors, all of whom own Class B units and an equivalent number of shares of Class B common stock; and

•	certain members of management and employees who own Class B2 units; and

•	certain employee owners who own Class C units.

(2)

Each share of Class A common stock is entitled to one vote and votes together with the Class B common stock as a single class, except as set forth in SSG’s amended and restated certificate of incorporation or as required by law.

(3)

Each share of Class B common stock is entitled to five votes prior to a Sunset (as defined below). After a Sunset becomes effective, each share of our Class B common stock will then entitle its holder to one vote. The economic rights of our Class B common stock are limited to the right to be redeemed at par value.

Corporate Information

StepStone Group Inc. was incorporated in Delaware on November 20, 2019. Our principal executive offices are located at 450 Lexington Avenue, 31st Floor, New York, NY 10017, and our phone number is (212) 351-6100. Our website is www.stepstonegroup.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2013 (the “JOBS Act”). For so long as we remain an EGC, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not EGCs. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until September 18, 2025 or such earlier time when we are no longer an EGC. We anticipate that will cease to be an EGC at the end of fiscal 2022 because as of the end of our second fiscal quarter of fiscal 2022 we had more than $700 million in market value of our capital stock held by non-affiliates. Until the end of fiscal 2022, we may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus supplement and in the documents incorporated by reference herein. Accordingly, the information contained and incorporated by reference herein may be different than the information you receive from other public companies in which you may hold stock. The JOBS Act provides that an EGC may take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an EGC to delay the adoption of accounting standards until those standards would otherwise apply to private companies. An EGC that has elected to take advantage of the extended transition period provision may early adopt a new or revised accounting standard if permitted by the standard, without being deemed to have “opted in” for purposes of subsequent new or revised accounting standards. We are choosing to take advantage of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption is required for private companies. In particular, we delayed the adoption of lease accounting guidance that currently applies to public companies. The adoption of the new lease guidance is expected to materially impact our consolidated balance sheet due to the requirement to record right-of-use assets and liabilities related to leases that are currently reported as operating leases. However, we do not expect the adoption to materially affect our consolidated statement of income because substantially all of our leases are classified as operating leases, which continue to be recognized as an expense on a straight-line basis under the new guidance.

The Offering

Class A common stock offered by the selling stockholders	4,500,000 shares.

Underwriters’ option to purchase additional shares of Class A common stock from the selling stockholders	675,000 shares.

Class A common stock outstanding immediately after this offering	59,847,455 shares of Class A common stock (or 60,462,590 shares of Class A common stock if the underwriters exercise their option to purchase additional shares of Class A common stock in full). If all Class B unitholders and Class C unitholders immediately after this offering were entitled, and if they so elected, to exchange their Class B units and Class C units, respectively, for shares of our Class A common stock, 111,211,187 shares of Class A common stock would be outstanding immediately after this offering.

Class B common stock outstanding immediately after this offering	48,434,908 shares of Class B common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders, including any shares such selling stockholders sell if the underwriters exercise their option to purchase additional shares of Class A common stock. See the sections entitled “Use of Proceeds,” “Principal and Selling Stockholders” and “Underwriting.”

Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

Each share of our Class B common stock entitles its holder to five votes on all matters to be voted on by stockholders generally until a Sunset becomes effective. After a Sunset becomes effective, each share of our Class B common stock will entitle its holder to one vote.

A “Sunset” is triggered upon the earliest to occur of the following: (i) Monte Brem, Scott Hart, Jason Ment, Jose Fernandez, Johnny Randel, Michael McCabe, Mark Maruszewski, Thomas Keck, Thomas Bradley, David Jeffrey and Darren Friedman (including their respective family trusts and any other permitted transferees, the “Sunset Holders”) collectively cease to maintain direct or indirect beneficial ownership of at least 10% of the outstanding shares of Class A common stock (determined assuming all outstanding Class B units have been exchanged for Class A common stock); (ii) the Sunset Holders cease collectively to maintain direct or indirect beneficial ownership of an aggregate of at least 25% of the aggregate voting power of our outstanding Class A common stock and Class B common stock, before giving effect to a Sunset; and (iii) September 18, 2025. In the case of a Sunset triggered by an event described in clause (i) or (ii) above, a Sunset triggered during the first two fiscal quarters of any fiscal year will become effective at the end of that fiscal year, and a Sunset triggered during the third or fourth fiscal quarters of any fiscal year will become effective at the end of the following fiscal year. Immediately after this offering, the Sunset Holders will collectively hold approximately 55.7% of the combined voting power of our common stock (or 55.6% if the underwriters exercise their option to purchase additional shares in full).

Stockholders do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividend policy	Our board of directors declared a dividend of $0.15 per share for our Class A common stock, which is scheduled to be paid on December 15, 2021 to holders of record of our Class A common stock as of November 30, 2021. Purchasers of Class A common stock in this offering who hold such shares as of the close of business on November 30, 2021 will receive the dividend declared with respect to such record date.

The declaration and payment by us of any future dividends to holders of our Class A common stock will generally be at the sole discretion of our board of directors. Holders of our Class B common stock will not be entitled to dividends from us. Following this offering and subject to funds being legally available for distribution, we intend to cause the Partnership to make distributions to each of its partners, including SSG, in an amount intended to enable each partner to pay all applicable taxes on taxable income allocable to each partner and to allow SSG to make payments under the Tax Receivable Agreements. In addition, the Partnership will reimburse SSG for corporate and other overhead expenses. If the amount of tax distributions to be made exceeds the amount of funds available for distribution, SSG shall receive the full amount of its tax distribution before the other partners receive any distribution and the balance, if any, of funds available for distribution shall be distributed to the other partners pro rata in accordance with their assumed tax liabilities. See “Dividend Policy.” As used herein, “Tax Receivables Agreements” means, collectively, (i) the Exchanges Tax Receivable Agreement between us and the partners of the Partnership as of the date of the IPO (the “Exchanges Tax Receivable Agreement”) and (ii) a Reorganization Tax Receivable Agreement between us and certain pre-IPO institutional investors (the “Reorganization Tax Receivable Agreement”).

Risk factors	You should read “Risk Factors” beginning on page S-11 and in the documents incorporated by reference herein for a discussion of risks to carefully consider before deciding whether to purchase any shares of our Class A common stock.

Ticker symbol	Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “STEP.”

Unless otherwise noted, Class A common stock outstanding and other information based thereon in this prospectus supplement does not reflect any of the following:

•	675,000 shares of Class A common stock subject to the underwriters’ option to purchase additional shares;

•

7,201,904 shares of Class A common stock issuable under our 2020 Long-Term Incentive Plan (the “2020 LTIP”), of which 1,905,961 shares of Class A common stock have been reserved with respect to restricted stock units that have vested or were outstanding as of September 30, 2021;

•	55,464,631 shares of Class A common stock reserved for issuance upon exchange of the Class B units (and corresponding shares of Class B common stock) and Class C units outstanding; and

•

2,566,566 shares of Class A common stock issuable upon the exchange of Class B2 units once such units vest (and corresponding shares of Class B common stock) and any additional Class B units issuable pursuant to anti-dilution rights in connection with the vesting of Class B2 units.

Throughout this prospectus supplement and the information incorporated by reference herein, we present performance metrics and financial information regarding the Partnership’s business. This information is generally presented on an enterprise-wide basis. Holders of our Class A common stock are entitled to receive a pro rata portion of the economics of the Partnership’s operations through their ownership of our Class A common stock.

RISK FACTORS

An investment in our Class A common stock involves risks. Before investing in our Class A common stock, you should carefully consider the following information about these risks and each of the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that affect us. If any of these risks materialize, our business, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering

In certain circumstances, the Partnership will be required to make distributions to us and the existing partners of the Partnership, and the distributions that the Partnership will be required to make may be substantial.

The Partnership is expected to continue to be treated as a partnership for U.S. federal income tax purposes and, as such, is not subject to U.S. federal income tax. Instead, taxable income will be allocated to partners, including SSG. Pursuant to the StepStone Limited Partnership Agreement, the Partnership will make tax distributions to its partners, including SSG, which generally will be pro rata based on the ownership of Partnership units, calculated using an assumed tax rate, to help each of the partners to pay taxes on that partner’s allocable share of the Partnership’s net taxable income. Under applicable tax rules, the Partnership is required to allocate net taxable income disproportionately to its partners in certain circumstances. Because tax distributions will be determined based on the partner who is allocated the largest amount of taxable income on a per unit basis and on an assumed tax rate that is the highest possible rate applicable to any partner, but will be made pro rata based on ownership of Partnership units, the Partnership will be required to make tax distributions that, in the aggregate, will likely exceed the amount of taxes that it would have paid if it were taxed on its net income at the assumed rate.

Funds used by the Partnership to satisfy its tax distribution obligations will not be available for reinvestment in our business. Moreover, the tax distributions the Partnership will be required to make may be substantial and may significantly exceed (as a percentage of the Partnership’s income) the overall effective tax rate applicable to a similarly situated corporate taxpayer. In addition, because these payments will be calculated with reference to an assumed tax rate, and because of the disproportionate allocation of net taxable income, these payments likely will significantly exceed the actual tax liability for many of the existing partners of the Partnership.

As a result of potential differences in the amount of net taxable income allocable to us and to the existing partners of the Partnership, as well as the use of an assumed tax rate in calculating the Partnership’s distribution obligations, we may receive distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreements. We may choose to manage these excess distributions through a number of different approaches, including through the payment of dividends to our Class A common stockholders or by applying them to other corporate purposes.

Because members of our senior leadership team hold their economic interest through other entities, conflicts of interest may arise between them and the holders of our Class A common stock or with us.

The Sunset Holders, who are members of our senior leadership team, beneficially owned approximately 34.8% of our Class A common stock (determined assuming all outstanding Class B units have been exchanged for Class A common stock) and approximately 57.1% of the aggregate voting power of our outstanding Class A common stock and Class B common stock as of September 30, 2021. Because they hold their economic interest in the Partnership directly, the members of our senior leadership team may have interests that do not align with, or conflict with, those of the holders of Class A common stock or with us. For example, members of our senior leadership team will have different tax positions from Class A common stockholders, which could influence their decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when to terminate either Tax Receivable Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration the partners’ tax considerations even where no similar benefit would accrue to us.

An active trading market for shares of our Class A common stock may not be maintained, which may cause our Class A common stock to trade at a discount from the public offering price and make it difficult to sell the shares you purchase.

It is possible that an active trading market in our Class A common stock will not continue, which would make it difficult for you to sell your shares of Class A common stock at an attractive price or at all. The public offering price per share of our Class A common stock in this offering was determined by agreement among us, the selling stockholders and the underwriters and may not be indicative of the price at which the shares of our Class A common stock will trade in the public market after this offering.

The disparity in the voting rights among the classes of our common stock and inability of the holders of our Class A common stock to influence decisions submitted to a vote of our stockholders may have an adverse effect on the price of our Class A common stock.

Holders of our Class A common stock and Class B common stock vote together as a single class on almost all matters submitted to a vote of our stockholders. Shares of our Class A common stock and Class B common stock entitle the respective holders to identical non-economic rights, except that each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally, while each share of our Class B common stock entitles its holder to five votes on all matters to be voted on by stockholders generally until a Sunset becomes effective. After a Sunset becomes effective, each share of our Class B common stock will entitle its holder to one vote. Certain of the holders of our Class B common stock have agreed to vote all of their shares in accordance with the instructions of the Class B Committee, and therefore will exercise control over all matters requiring the approval of our stockholders, including the election of our directors and the approval of significant corporate transactions. The difference in voting rights could adversely affect the value of our Class A common stock to the extent that investors view, or any potential future purchaser of our company views, the superior voting rights and implicit control of the Class B common stock to have value.

The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

Certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes of shares of common stock from being added to certain stock indices. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of our common stock may prevent the inclusion of our Class A common stock in such indices, may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure and may result in large institutional investors not purchasing shares of our Class A common stock. Any exclusion from stock indices could result in a less active trading market for our Class A common stock. Any actions or publications by stockholder advisory firms or institutional investors critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common stock.

Our share price may decline due to the large number of shares eligible for future sale and for exchange.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of Class A common stock in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. After the consummation of this offering, we will have outstanding 59,847,455 shares of Class A common stock and 51,363,732 shares of Class A common stock that are authorized but unissued that would be issuable upon exchange of shares of our Class B units and Class C units (in each case assuming no exercise of the underwriters’ option to purchase additional shares). This number includes the shares of our Class A common stock that the selling stockholders are selling in this offering, which may be resold immediately in the public market. Furthermore, investors in this offering will experience further dilution upon the issuance of shares underlying awards made pursuant to any equity incentive plans, including the 2020 LTIP, and upon the vesting of Class B2 units.

We have agreed with the underwriters not to dispose of or hedge any of our common stock, subject to specified exceptions, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriters. Subject to this agreement, we may issue and sell additional shares of Class A common stock in the future.

We have entered into an Amended and Restated Registration Rights Agreement with certain Class B unitholders and Class C unitholders. Under that agreement, subject to certain limitations, these persons will have the ability to cause us to register the resale of shares of our Class A common stock that they acquire upon exchange of their Class B units and Class C units of the Partnership, respectively.

We may pay dividends to our stockholders, but our ability to do so is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

We declared and paid our first quarterly cash dividend in the fourth quarter of fiscal 2021 and recently declared a quarterly cash dividend to be paid in December 2021. We may in the future continue to pay cash dividends to our stockholders. Our board of directors may, in its discretion, decrease the level of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of the Partnership to generate earnings and cash flows and distribute them to us so that we may pay our obligations and expenses (including our taxes and payments under the Tax Receivable Agreements) and pay dividends to our stockholders. Through our ownership of a 100% membership interest in the General Partner, we expect to cause the Partnership to make distributions to its partners, including us. However, the ability of the Partnership to make such distributions will be subject to its operating results, cash requirements and financial condition. Our ability to declare and pay dividends to our stockholders is also subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of dividends on our Class A common stock.

The market price of our Class A common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. Market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A common stock in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response, the market price of our Class A common stock could decrease significantly. You may be unable to resell your shares of our Class A common stock at or above the public offering price.

The following factors, in addition to other factors described in this “Risk Factors” section, may have a significant impact on the market price of our Class A common stock:

•	negative trends in global economic conditions or activity levels in our industry;

•	changes in our relationship with our clients or in client needs or expectations, or trends in the markets in which we operate;

•	announcements concerning our competitors or our industry in general;

•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

•	our ability to implement our business strategy;

•	our ability to complete and integrate acquisitions;

•	quarterly or annual variations in our operating results compared to market expectations;

•	trading volume of our Class A common stock;

•	the failure of securities analysts to cover the Company or changes in analysts’ financial estimates;

•	economic, political, legal and regulatory factors unrelated to our performance;

•	changes in accounting principles;

•	the loss of any of our management or key personnel;

•	sales of our Class A common stock by us, our executive officers, directors or our stockholders in the future; and

•	overall fluctuations in the U.S. equity markets.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our Class A common stock, the price of our Class A common stock could decline.

The trading market for our Class A common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our Class A common stock could decline. If one or more of these analysts cease to cover our Class A common stock, we could lose visibility in the market for our stock, which in turn could cause our Class A common stock price to decline.

USE OF PROCEEDS

The selling stockholders will receive all net proceeds from the sale of the shares of our Class A common stock to be sold in this offering. We will not receive any proceeds from the sale of shares by the selling stockholders, including any shares such selling stockholders sell if the underwriters exercise their option to purchase additional shares of Class A common stock. The expenses of the offering, not including the underwriting discount, are estimated at approximately $0.7 million payable by us. See “Underwriting.”

DIVIDEND POLICY

Our board of directors declared a dividend of $0.15 per share for our Class A common stock, which is scheduled to be paid on December 15, 2021 to holders of record of Class A common stock as of November 30, 2021. Purchasers of Class A common stock in this offering who hold such shares as of the close of business on November 30, 2021 will receive the dividend declared with respect to such record date.

Historically, the Partnership has had a policy of distributing an amount sufficient to pay the income tax liabilities of all of the equity partners of the Partnership.

Subject to funds being legally available, we intend to cause the Partnership to make distributions to each of its partners, including SSG, in an amount intended to enable each partner to pay all applicable taxes on taxable income allocable to such partner and to allow SSG to make payments under the Tax Receivable Agreements, and non-pro rata payments to SSG to reimburse it for corporate and other overhead expenses. If the amount of tax distributions to be made exceeds the amount of funds available for distribution, SSG shall receive the full amount of its tax distribution before the other partners receive any distribution and the balance, if any, of funds available for distribution shall be distributed to the other partners pro rata in accordance with their assumed tax liabilities. The declaration and payment of any other dividends by SSG will generally be at the sole discretion of its board of directors, which may change our dividend policy at any time. Holders of our Class B common stock will not be entitled to dividends distributed by SSG, but will share in the distributions made by the Partnership on a pro rata basis. In connection with deciding whether to pay any dividend to our Class A stockholders, the board of directors will take into account

•	general economic and business conditions;

•	our financial condition and operating results;

•	our available cash and current and anticipated cash needs;

•	our capital requirements;

•	contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including the Partnership) to us; and

•	such other factors as our board of directors may deem relevant.

To the extent that the tax distributions SSG receives exceed the amounts SSG actually requires to pay taxes and other expenses and make payments under the Tax Receivable Agreements (because of the lower tax rate applicable to SSG than the assumed tax rate on which such distributions are based or because a disproportionate share of the taxable income of the Partnership may be required to be allocated to partners in the Partnership other than SSG), our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, including potentially causing SSG to contribute such excess cash (net of any operating expenses) to the Partnership. Concurrently with any potential contribution of such excess cash, in order to maintain the intended economic relationship between the shares of Class A common stock and the Partnership units after accounting for such contribution, the Partnership and SSG, as applicable, may undertake ameliorative actions, which may include reverse splits, reclassifications, combinations, subdivisions or adjustments of outstanding Partnership units and corresponding shares of Class A common stock, as well as corresponding adjustments to the shares of Class B common stock. To the extent that SSG contributes such excess cash to the Partnership (and undertakes such ameliorative actions), a holder of Class A common stock would not receive distributions in cash and would instead benefit through an increase in the indirect ownership interest in the Partnership represented by such holder’s Class A common stock. To the extent that SSG does not distribute such excess cash as dividends on the Class A common stock or otherwise undertake such ameliorative actions and instead, for example, holds such cash balances, the limited partners of the Partnership (not including SSG) may benefit from any value attributable to such cash balances as a result of their ownership of Class A common stock following an exchange of their Class B units for shares of the Class A common stock, notwithstanding that such limited partners may previously have participated as holders of Class B units in distributions by the Partnership that resulted in such excess cash balances at SSG.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of StepStone Group Inc. Class A common stock and Class B common stock by:

•	each person known to us to beneficially own more than 5% of our Class A common stock or our Class B common stock;

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	the selling stockholders.

The number of shares of Class A common stock listed in the table below represents shares of Class A common stock directly owned, and assumes (i) no exchange of Class B units for shares of Class A common stock and (ii) only the exchange of Class C units for shares of Class A common stock to be sold in this offering. Each Class B unitholder and Class C unitholder is entitled to have its Class B units or Class C units, as applicable, exchanged for Class A common stock on a one-for-one basis, or, at our option, for cash. The Class C units are exchangeable for shares of Class A common stock on a one-for-one basis or, at our option, for cash; however, pursuant to the Class C Exchange Agreement, the Class C units may not be exchanged prior to September 20, 2022, subject to certain exceptions, including the Class C units exchanged in connection with this offering. The table below also reflects ownership of Class B common stock issuable within 60 days after the closing of this offering, as a result of the vesting of Class B2 units. In connection with this offering, certain selling stockholders who are holders of Class B units or Class C units will exchange such units for shares of Class A common stock to be sold in this offering.

Certain Class A stockholders and Class B stockholders who are employees and significant investors entered into an Amended and Restated Stockholders Agreement pursuant to which they agreed to vote all their shares of voting stock, including Class A common stock and Class B common stock, together and in accordance with the instructions of the Class B Committee on any matter submitted to our common stockholders for a vote. Because they are a “group” under applicable securities laws, certain parties to the Amended and Restated Stockholders Agreement may be deemed to be a beneficial owner of all securities held by the parties to the Amended and Restated Stockholders Agreement.

The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership before this offering set forth below is computed on the basis of 55,899,355 shares of our Class A common stock, including up to 164,099 shares of Class A common stock issuable upon exchange of Class C units, and 52,393,112 shares of our Class B common stock issued and outstanding as of November 5, 2021. The number of shares of Class A common stock outstanding does not include 2,907,420 shares of Class A common stock issuable upon exchange of an equal number of Class C units because such Class C units are not exchangeable within 60 days of the date of this prospectus supplement.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the exchange rights described above, held by such person that are currently exercisable or will become exercisable within 60 days of the date of this prospectus supplement, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise notes, the address for all persons listed in the table is: c/o StepStone Group Inc., 450 Lexington Avenue, 31st Floor, New York, NY 10017.

	Before the Offering					After the Offering if Underwriters’ Option to Purchase Additional Shares is Not Exercised(1)
	Class A Common Stock	Class B Common Stock	Total Voting Power	Total Economic Interest in the Partnership	Class A Common Stock Sold in this Offering	Class A Common Stock Owned		Class B Common Stock Owned		Total Voting Power	Total Economic Interest in the Partnership
Name of Beneficial Owner	Number	Number	%	%	Number	Number	%	Number	%	%	%
Named Executive Officers and Directors:
Monte Brem(2)*	—	3,769,569	5.9%	3.4%	863,616	—	+	2,905,953	6.0%	4.8%	2.6%
Jose A. Fernandez(3)*	8,920	5,360,828	8.4%	4.8%	—	8,920	+	5,360,828	11.1%	8.9%	4.8%
Thomas Keck(4)*	55,750	4,896,498	7.7%	4.5%	—	55,750	+	4,896,498	10.1%	8.1%	4.5%
Michael McCabe(5)*	—	4,258,726	6.7%	3.8%	665,168	—	+	3,593,558	7.4%	5.9%	3.2%
Scott Hart(6)*	13,380	3,107,808	4.9%	2.8%	66,517	13,380	+	3,041,291	6.3%	5.0%	2.7%
Jason Ment*	21,083	781,407	1.2%	+	—	21,083	+	781,407	1.6%	1.3%	+
Valerie G. Brown	1,746	—	+	+	—	1,746	+	—	0.0%	+	+
Steven R. Mitchell	27,500	—	+	+	—	27,500	+	—	0.0%	+	+
David F. Hoffmeister	7,778	—	+	+	—	7,778	+	—	0.0%	+	+
Anne L. Raymond	6,944	—	+	+	—	6,944	+	—	0.0%	+	+
All executive officers and directors as a group (11 persons)	150,926	23,434,462	36.9%	21.2%	1,728,334	150,926	+	21,706,128	44.8%	36.4%	19.7%
Other 5% Beneficial Owners:
Argonaut Holdings, LLC(7)	—	4,993,044	7.9%	4.5%	1,330,336	—	+	3,662,708	7.6%	6.1%	3.3%
Sanford Energy, Inc.(7)	—	3,830,328	6.0%	3.4%	—	—	+	3,830,328	7.9%	6.3%	3.4%
Thomas Alcott Bradley(8)	13,380	4,045,986	6.4%	3.7%	232,809	13,380	+	3,813,177	7.9%	6.3%	3.4%
David Jeffrey	282,104	3,287,532	5.3%	3.2%	116,404	282,104	+	3,171,128	6.5%	5.3%	3.1%
Mark Maruszewski(9)	41,667	3,959,097	6.2%	3.6%	193,001	41,667	+	3,766,096	7.8%	6.2%	3.4%
Johnny Randel*.	7,825	1,259,626	2.0%	1.1%	133,033	7,825	+	1,126,593	2.3%	1.9%	1.0%
James Lim(10)	7,812,987	—	2.5%	7.2%	399,101	7,413,886	12.4%	—	+	2.5%	6.8%
C. Ashton Newhall(11)	4,873,769	—	1.5%	4.4%	—	4,873,769	8.1%	—	+	1.6%	4.4%
FMR LLC(12)	4,502,087	—	1.4%	4.0%	—	4,502,087	7.5%	—	+	1.5%	4.0%
T. Rowe Price Associates, Inc.(13)	4,685,385	—	1.5%	4.2%	—	4,685,385	7.8%	—	+	1.6%	4.2%
Wasatch Advisors, Inc.(14)	3,764,825	—	1.2%	3.4%	—	3,764,825	6.3%	—	+	1.2%	3.4%
Federated Hermes, Inc.(15)	3,467,483	—	1.1%	3.1%	—	3,467,483	5.8%	—	+	1.1%	3.1%

	Before the Offering					After the Offering if Underwriters’ Option to Purchase Additional Shares is Not Exercised(1)
	Class A Common Stock	Class B Common Stock	Total Voting Power	Total Economic Interest in the Partnership	Class A Common Stock Sold in this Offering	Class A Common Stock Owned		Class B Common Stock Owned		Total Voting Power	Total Economic Interest in the Partnership
Name of Beneficial Owner	Number	Number	%	%	Number	Number	%	Number	%	%	%
Other Stockholders:
SC Partner LP	—	2,186,640	3.4%	2.0%	127,765	—	+	2,058,875	4.3%	3.4%	1.9%
Milbrey M. Jones and Taryn L. Jones Family Trust Dated March 19, 2015	—	1,230,309	1.9%	1.1%	152,989	—	+	1,077,320	2.2%	1.8%	1.0%
Other selling stockholder investors(16)	171,374	289,437	+	1.9%	219,261	28,679	+	212,871	+	+	1.8%

+	Represents less than one percent.
*

Member of the Class B Committee. Each member of the Class B Committee may be deemed to have beneficial ownership over 13,652,317 shares of Class A common stock and 42,936,928 shares of Class B common stock held by stockholders party to the Amended and Restated Stockholders Agreement (inclusive of the shares listed in the table), which has been omitted from the table above (except to the extent listed).

(1)	If the underwriters’ option is exercised in full, the common stock owned after the offering will be as follows:

		Common Stock Owned After the Offering if Underwriters’ Option to Purchase Additional Shares is Exercised in Full
	Class A Common Stock Sold in this Offering	Class A Common stock owned		Class B Common stock owned		Total voting power	Total Economic Interest in the Partnership
Name of Beneficial Owner	Number	Number	%	Number	%	%	%
Named Executive Officers and Directors:
Monte Brem(2)*	993,158	—	+	2,776,411	5.8%	4.6%	2.5%
Jose A. Fernandez(3)*	—	8,920	+	5,360,828	11.2%	8.9%	4.8%
Thomas Keck(4)*	—	55,750	+	4,896,498	10.2%	8.2%	4.5%
Michael McCabe(5)*	764,944	—	+	3,493,782	7.3%	5.8%	3.1%
Scott Hart(6)*	76,495	13,380	+	3,031,313	6.3%	5.1%	2.7%
Jason Ment*	—	21,083	+	781,407	1.6%	1.3%	+
Valerie G. Brown	—	1,746	+	—	+	+	+
Steven R. Mitchell	—	27,500	+	—	+	+	+
David F. Hoffmeister	—	7,778	+	—	+	+	+
Anne L. Raymond	—	6,944	+	—	+	+	+
All executive officers and directors as a group (11 persons)	1,987,585	150,926	+	21,446,877	44.8%	36.4%	19.4%

		Common Stock Owned After the Offering if Underwriters’ Option to Purchase Additional Shares is Exercised in Full
	Class A Common Stock Sold in this Offering	Class A Common stock owned		Class B Common stock owned		Total voting power	Total Economic Interest in the Partnership
Name of Beneficial Owner	Number	Number	%	Number	%	%	%
Other 5% Beneficial Owners:
Argonaut Holdings, LLC(7)	1,529,886	—	+	3,463,158	7.2%	5.8%	3.1%
Sanford Energy, Inc.(7)	—	—	+	3,830,328	8.0%	6.4%	3.4%
Thomas Alcott Bradley(8)	267,730	13,380	+	3,778,256	7.9%	6.3%	3.4%
David Jeffrey	133,865	282,104	+	3,153,667	6.6%	5.4%	3.1%
Mark Maruszewski(9)	221,951	41,667	+	3,737,146	7.8%	6.2%	3.4%
Johnny Randel*.	152,988	7,825	+	1,106,638	2.3%	1.8%	1.0%
James Lim(10)	458,966	7,354,021	12.2%	—	+	2.5%	6.8%
C. Ashton Newhall(11)	—	4,873,769	8.1%	—	+	1.6%	4.4%
FMR LLC(12)	—	4,502,087	7.4%	—	+	1.5%	4.0%
T. Rowe Price Associates, Inc.(13)	—	4,685,385	7.8%	—	+	1.6%	4.2%
Wasatch Advisors, Inc.(14)	—	3,764,825	6.2%	—	+	1.3%	3.4%
Federated Hermes, Inc.(15)	—	3,467,483	5.7%	—	+	1.2%	3.1%
Other Stockholders:
SC Partner LP	146,930	—	+	2,039,710	4.3%	3.4%	1.8%
Milbrey M. Jones and Taryn L. Jones Family Trust Dated March 19, 2015	175,937	—	+	1,054,372	2.2%	1.8%	+
Other selling stockholder investors(16)	252,150	7,275	+	201,386	+	+	1.7%

(2)	Shares owned by MMAR HNL, LLC. Mr. Brem is the manager of MMAR HNL, LLC.
(3)

Includes 8,920 Class B shares owned directly by Mr. Fernandez, 3,755,328 Class B shares beneficially owned by a family trust and 1,605,500 Class B shares owned by Santaluz Capital Partners, LLC. Mr. Fernandez is a manager of Santaluz Capital Partners, LLC.

(4)

Includes 55,750 Class A shares owned directly by Mr. Keck, 650,000 Class B shares beneficially owned by a family trust, in which Mr. Keck shares voting power with his wife, 1,645,374 Class B shares owned by Cresta Capital, LLC, and 2,601,124 Class B shares owned by Old Salt Capital LLC. Mr. Keck is a manager of Cresta Capital, LLC and Old Salt Capital LLC.

(5)	Includes 2,738,726 Class B shares owned directly by Mr. McCabe and 1,520,000 Class B shares beneficially owned by a family trust, for which Mr. McCabe’s spouse has sole voting power.
(6)	Includes 13,380 Class A shares and 3,107,808 Class B shares beneficially owned by a family trust.
(7)

Based in part on information included in a Schedule 13D/A filed with the SEC on March 25, 2021 jointly by Argonaut Private Equity, LLC (a/k/a ARG Private Equity, LLC), Argonaut Holdings, LLC, Sanford Energy, Inc., George B. Kaiser and Robert A. Waldo. Mr. Waldo is the manager and Vice President of Argonaut Private Equity LLC, an affiliate of Argonaut Holdings LLC, and an adviser to Sanford Energy, Inc. and may be deemed to have voting and/or dispositive power over the shares. In addition, because Argonaut Holdings LLC and Sanford Energy, Inc. are both affiliates of Argonaut Private Equity LLC, Mr. Waldo may be deemed to control Sanford Energy, Inc. and, therefore, may be deemed to be the beneficial owner of the shares held by Sanford Energy, Inc. Mr. Kaiser is the sole member of Argonaut Private Equity, LLC. Mr. Waldo disclaims beneficial ownership of such securities, except to the extent of his actual pecuniary interest therein. The address for the reporting persons is 6733 South Yale Avenue, Tulsa, Oklahoma 74136.

(8)	Includes 13,380 Class A shares and 3,367,044 Class B shares owned directly by Mr. Bradley and 678,942 Class B shares owned by Aftermath LLC. Mr. Bradley is the managing member of Aftermath LLC.

(9)

Includes 41,667 Class A shares and 3,090,154 Class B shares owned directly by Mr. Maruszewski, 705,217 Class B shares owned by Sconset Union Capital, LLC and 163,726 Class B shares owned by Sconset Union Capital II, LLC. Mr. Maruszewski is the manager of Sconset Union Capital, LLC and Mr. Maruszeski’s spouse is manager of Sconset Union Capital II, LLC.

(10)

Includes 7,812,987 Class A shares and excludes, except for calculation of “Total Economic Interest in the Partnership,” 163,656 Class C units owned by Sanctuary Bay LLC, which are not exchangeable within 60 days of the date of this prospectus supplement. James Lim is the general manager of Sanctuary Bay LLC.

(11)	Shares owned by Muddy River LLC. C. Ashton Newhall is the managing member of Muddy River LLC.
(12)

Based on information included in a Schedule 13G/A filed with the SEC on July 12, 2021 by FMR LLC and Abigail P. Johnson, who is a director, the Chairman, the Chief Executive Officer and the President of FMR LLC. As disclosed therein, as of June 30, 2021, FMR LLC reported having sole voting power over 343,903 shares of our Class A common stock and sole dispositive power over 4,502,087 shares of our Class A common stock. As of June 30, 2021, Ms. Johnson reported having sole dispositive power over 4,502,087 shares of our Class A common stock. As reported, neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. The address for FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(13)

Based on information included in a Schedule 13G/A filed with the SEC on October 11, 2021 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). As disclosed therein, as of September 30, 2021, T. Rowe Price reported having sole dispositive power over 4,685,385 shares of our Class A common stock and sole voting power over 1,315,672 shares of our Class A common stock. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

(14)

Based on information included in a Schedule 13G filed with the SEC on April 9, 2021 by Wasatch Advisors, Inc. As disclosed therein, as of March 31, 2021, Wasatch Advisors, Inc. reported having sole voting and sole dispositive power over all the shares of our Class A common stock reported above. The address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(15)

Based on information included in a Schedule 13G/A filed with the SEC on October 8, 2021 jointly by Federated Hermes, Inc., Voting Shares Irrevocable Trust, Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue. As reported therein, as of September 30, 2021, Federated Hermes, Inc. reported sole voting power and sole dispositive power over 3,467,483 shares of our Class A common stock as the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of our Class A common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Hermes, Inc. All of the outstanding voting stock of Federated Hermes, Inc. is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees joined in filing the Schedule 13G/A because of the collective voting control that they exercise over Federated Hermes, Inc. The address for Federated Hermes, Inc., Voting Shares Irrevocable Trust, Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

(16)

Consists of selling stockholder investors not otherwise listed in this table who collectively beneficially own less than 1% of our common stock prior to the offering. The number of shares of Class A common stock owned before this offering (a) represents the maximum number of shares of Class A common stock issuable upon exchange of Class C Units held by the selling stockholder investors assuming the underwriters exercise their option to purchase additional shares of Class A common stock and (b) excludes, except for calculation of “Total Economic Interest in the Partnership,” 1,707,308 shares of Class A common stock issuable upon exchange of Class C units held by the selling stockholder investors, which are not exchangeable within 60 days of the date of this prospectus supplement.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following discussion is a summary of the material U.S. federal tax consequences of an investment in our Class A common stock by a Non-U.S. Holder (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or to taxpayers subject to special tax rules (including, but not limited to, a “controlled foreign corporation,” “passive foreign investment company,” company that accumulates earnings to avoid U.S. federal income tax, tax-exempt organization, financial institution, broker or dealer in securities or former U.S. citizen or resident). Except as specifically provided herein, this discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation or any aspect of state, local or foreign taxation. In addition, this discussion deals only with U.S. federal income tax consequences to a Non-U.S. Holder that acquires our Class A common stock in this offering and holds our Class A common stock as a capital asset.

This summary is based on current U.S. federal income tax law, which is subject to change, possibly with retroactive effect.

A “Non-U.S. Holder” is a beneficial owner of our Class A common stock that is an individual, corporation, trust or estate that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership holds our Class A common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding our Class A common stock should consult its tax advisor concerning the U.S. federal income and other tax consequences of investing in our Class A common stock.

This summary is included herein as general information only. Accordingly, each prospective purchaser of our Class A common stock is urged to consult its tax advisor with respect to U.S. federal, state, local and non-U.S. income and other tax consequences of holding and disposing of our Class A common stock.

If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the Class A common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Distributions

The distributions of cash or property that we make with regard to our Class A common stock (other than certain pro rata distributions of our stock) will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to a Non-U.S. Holder of our Class A common stock that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If the amount of a distribution exceeds our current or accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s tax basis in its shares of our Class A common stock, and thereafter will be treated as capital gain from the sale or exchange of the Non-U.S. Holder’s shares of Class A common stock. A Non-U.S. Holder that does not timely furnish the required documentation, but is eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States and, if such Non-U.S. Holder is entitled to claim treaty benefits (and the Non-U.S. Holder complies with applicable certification and other requirements), that are attributable to a permanent establishment (or, for an individual, a fixed base) maintained by such Non-U.S. Holder within the United States are not subject to the withholding tax described above but instead are subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates. In order for its effectively connected dividends to be exempt from the withholding tax described above, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Dividends received by a Non-U.S. Holder that is a corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Sale or Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange or other taxable disposition of shares of our Class A common stock, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if the Non-U.S. Holder is entitled to claim treaty benefits (and the Non-U.S. Holder complies with applicable certification and other requirements), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States; (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period that such Non-U.S. Holder held shares of our Class A common stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation. If we were or were to become a United States real property holding corporation at any time during the applicable period, however, any gain recognized on a disposition of our Class A common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our Class A common stock during the applicable period would not be subject to U.S. federal income tax, provided that our Class A common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).

An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of disposition and meets certain other conditions is taxed on its gains (including gains from the disposition of our common stock and net of applicable U.S. source losses from dispositions of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder for whom gain recognized on the disposition of our common stock is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if the Non-U.S. Holder is entitled to claim treaty benefits (and the Non-U.S. Holder complies with applicable certification and other requirements), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States generally will be taxed on any such gain on a net income basis at applicable graduated U.S. federal income tax rates and, in the case of a Non-U.S. Holder that is a foreign corporation, the branch profits tax discussed above generally may also apply.

U.S. Federal Estate Tax

Shares of Class A common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of such person’s death will be included in such holder’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding

The amount of dividends or proceeds from the disposition of our Class A common stock paid to a Non-U.S. Holder, the name and address of the Non-U.S. Holder and the amount of tax, if any, withheld generally will be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. Holder resides. A Non-U.S. Holder generally will be required to provide proper certification (usually on a Form W-8BEN or Form W-8BEN-E, as applicable) to establish that the Non-U.S. Holder is not a U.S. person or otherwise qualifies for an exemption in order to avoid backup withholding tax with respect to our payment of dividends on, or the proceeds from the disposition of, our Class A common stock. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Each Non-U.S. Holder should consult its tax advisor regarding the application of the information reporting rules and backup withholding to it.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. Under proposed regulations, the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale, exchange, redemption or other taxable disposition of our Class A common stock. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax advisor regarding the effects of FATCA on your investment in our common stock.

UNDERWRITING

The selling stockholders are offering the shares of Class A common stock described in this prospectus supplement through the underwriters named below. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Total	4,500,000

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to the selling stockholders per share of Class A common stock. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts and commissions by the selling stockholders to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercised	With full option to purchase additional shares exercised
Per share	$	$
Total	$	$

Shares of Class A common stock sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement. Any shares of Class A common stock sold by the underwriters to securities dealers may be sold at a discount of up to $         per share of Class A common stock from the initial public offering price. If all the shares of Class A common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares of Class A common stock made outside of the United States may be made by affiliates of the underwriters.

The underwriters are committed to purchase all the shares of Class A common stock offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

The underwriters have an option to buy up to 675,000 additional shares of Class A common stock from the selling stockholders. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will severally purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.7 million. We will bear the costs associated with the sale of Class A Common stock by selling stockholders, other than underwriting discounts and commissions. We have agreed to reimburse the underwriters for certain expenses of approximately $25,000 in connection with the qualification of the offering of the Class A common stock with the Financial Industry Regulatory Authority, Inc.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and the Partnership have agreed that for a period of 90 days after the date of this prospectus supplement, we and the Partnership will not and will not publicly disclose the intention to undertake any of the foregoing: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, or any partnership interest in the Partnership, whether any of these transactions is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, without the prior written consent of the underwriters, other than:

(A)    the issuance of our common stock by us and the transfer of partnership interests by the Partnership pursuant to the Exchange Agreements (the “Exchange Agreements”) described in “Description of Capital Stock—Common Stock” in the accompanying prospectus, provided that if the recipients of such common stock or partnership interests pursuant to this clause (B) has previously delivered a lock-up agreement in connection with this offering, such common stock will be made subject to the terms of such lock-up agreement (except as set forth in such recipient’s lock-up agreement), and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filing (i) a Form 4 in connection with the sale of shares in this offering under the underwriting agreement and the transactions contemplated thereby or as permitted by the lock-up agreement or (ii) a Form 5 made after the expiration of the 90-day period mentioned above);

(B)    any shares of our common stock issued upon the exercise of options granted under our equity compensation plans, provided that the recipient of any such shares of our common stock shall deliver a “lock-up” agreement to the representatives substantially in the form provided in the underwriting agreement with respect to such shares of our common stock (or, if the recipient shall have previously delivered such a “lock-up” agreement, such shares of our common stock will be made subject to the terms of such lock-up);

(C)    the issuance by us of shares of Class A common stock, options to purchase shares of Class A common stock, or other equity awards pursuant to our equity compensation plans;

(D)    the filing by us of a registration statement on Form S-8 or a successor form thereto relating to our equity compensation plans;

(E)    the sale or issuance or entry into an agreement to sell or issue shares of Class A common stock in connection with our acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares of Class A common stock that we may sell or issue or agree to sell or issue shall not exceed 10% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering, provided, further, that the recipients of such shares of common stock agree to be bound in writing by an agreement of the same duration and terms described here;

(F)    the issuance of equity interests of StepStone pursuant to the Equity Contribution and Exchange Agreements, provided that the recipient of any such equity interests of StepStone shall deliver a “lock-up” agreement to the representatives of the underwriters substantially in the form provided in the underwriting agreement with respect to such equity interests of StepStone (or, if the recipient shall have previously delivered such a “lock-up” agreement, such equity interests of StepStone will be made subject to the terms of such lock-up); or

(G)    the issuance by us of shares of Class B common stock and the issuance of partnership interests by StepStone to the extent required pursuant to the anti-dilution provisions of the StepStone Limited Partnership Agreement.

Our directors, executive officers and the selling stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, generally may not, without the prior written consent of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, our common stock, partnership interests in the Partnership or such other securities which may be deemed to be beneficially owned by such directors, executive officers and stockholders in accordance with the rules and regulations of the SEC and securities which may be issued upon vesting, settlement or exercise of a restricted stock unit, option, warrant or other right to purchase shares of our common stock or partnership interests in the Partnership), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or partnership interest in the Partnership, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock, partnership interest in the Partnership or such other securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or partnership interest in the Partnership or (4) publicly disclose the intention to engage in any of these activities. Notwithstanding the foregoing, the lock-up agreement for a certain selling stockholder, which beneficially owns less than 5% of our Class A common stock, includes an exception to sell or transfer up to 200,000 shares of Class A common stock during the 90-day lock-up period so long as no Exchange Act filing or other public announcement is required or made voluntarily in connection with such sale or transfer.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “STEP.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriters can assure investors that an active trading market will be maintained for our Class A common stock, or that the shares will trade in the public market at or above the public offering price.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and/or their respective affiliates are agents and/or lenders under our credit agreement, for which they have received in the past, and expect to receive in the future, customary compensation in connection therewith.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“33-105”) the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In the United Kingdom, this document is being communicated only to, and is directed only at, and any offer subsequently made may only be made to or directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high-net-worth entities falling within Article 49(2)(a) to (d) of the Order and/or (iii) persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action in the United Kingdom, any investment or investment activity.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the Financial Services and Markets Act 2000 or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

The shares of Class A common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The shares of Class A common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of Class A common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each joint book-running manager has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each joint book-running manager has represented and agreed that it has not offered or sold any shares of Class A common stock or caused the shares of Class A common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of Class A common stock or cause the shares of Class A common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and where applicable Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A common stock pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)

(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(iii)	where no consideration is or will be given for the transfer;

(iv)	where the transfer is by operation of law;

(v)	as specified in Section 276(7) of the SFA;

(vi)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018; or

(vii)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulation 2005 of Singapore.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and Securities and Futures (Capital Market Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of shares of Class A common stock, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of Class A common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the Class A common stock will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP from time to time has performed and may perform legal services for us or our affiliates.

EXPERTS

The consolidated financial statements of StepStone Group Inc. appearing in StepStone Group Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of Greenspring Associates, Inc. and affiliates at December 31, 2020 and 2019, and for each of the years then ended incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been audited by SC&H Attest Services, P.C., an independent registered public accounting firm, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended March  31, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on July 28, 2021, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021 and September 30, 2021;

•

our Current Reports on Form 8-K filed on April  13, 2021, July  7, 2021 (Items 1.01 and 3.02 only), September 20, 2021 (excluding Item 7.01 and Exhibit 99.1 and as amended by the Form 8-K/A filed on November  15, 2021), September  28, 2021 (as amended by the Form 8-K/A filed on November 10, 2021) and November 9, 2021 (Item 5.02 only); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on September 11, 2020, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and as subsequently amended or updated.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus supplement may be obtained at no cost by writing or telephoning us at the following address and telephone number:

450 Lexington Avenue, 31st Floor

New York, NY 10017

Attention: Shareholder Relations

(212) 351-6100

We maintain a website at www.stepstonegroup.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus supplement.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus form part of the registration statement and do not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus supplement, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.stepstonegroup.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus supplement and the accompanying prospectus (or any document incorporated by reference herein or therein).

PROSPECTUS

STEPSTONE GROUP INC.

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

This prospectus provides a general description of the Class A common stock, preferred stock, debt securities, warrants, depositary shares, purchase contracts and units that we and any selling securityholders may offer from time to time. We will not receive any proceeds from the sale of our securities by any selling securityholders. Each time any securities are offered pursuant to this prospectus, we, or the selling securityholders, will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and, if applicable, the selling securityholders. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “STEP.”

Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 8 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. In addition, any selling securityholders may offer and sell shares of our securities from time to time, together or separately. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated November 15, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	Class A common stock;

•	preferred stock;

•	debt securities, which may be senior or subordinated and secured or unsecured;

•	warrants entitling the holders to purchase Class A common stock, preferred stock or debt securities;

•	depositary shares;

•	purchase contracts; and

•	units.

We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our Class A common stock or preferred stock. The preferred stock also may be convertible into shares of our Class A common stock or another series of preferred stock. This prospectus provides a general description of the securities that may be offered. In addition, selling securityholders to be named in a supplement to this prospectus may sell our securities from time to time in one or more offerings. Each time we or the selling securityholders sell securities, we or the selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. In each prospectus supplement we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor any selling securityholders have authorized any dealer, salesperson or other person to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in each of them is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, except as otherwise indicated or as the context otherwise requires, all references to “StepStone Group Inc.” refer to StepStone Group Inc. on an unconsolidated basis and all references to “StepStone,” the “Company,” “we,” “us,” “our” and “ours” refer to StepStone Group Inc. and its consolidated subsidiaries. “StepStone Funds” or “our funds” refers to our focused commingled funds and our separately managed accounts, for which we act as both investment adviser and general partner or managing member.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.stepstonegroup.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021 and September 30, 2021;

•

our Current Reports on Form 8-K filed on April 13, 2021, July  7, 2021 (Items 1.01 and 3.02 only), September 20, 2021 (but excluding Item 7.01 and Exhibit 99.1) (as amended by the Form 8-K/A filed on November  15, 2021), September  28, 2021 (as amended by the Form 8-K/A filed on November 10, 2021) and November 9, 2021 (Item 5.02 only);

•	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed on July 28, 2021; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed on September 11, 2020, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and as subsequently amended or updated.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

450 Lexington Avenue, 31st Floor

New York, NY 10017

Attention: Shareholder Relations

(212) 351-6100

We maintain a website at www.stepstonegroup.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free-writing prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements regarding guidance, industry prospects or future results of operations or financial position made in this prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free-writing prospectus are forward-looking. We use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and in our subsequent reports filed from time to time with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, any related free-writing prospectus, and in our other periodic filings. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

THE COMPANY

We are a global private markets investment firm focused on providing customized investment solutions and advisory and data services to our clients. Our clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. We partner with our clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes. These portfolios utilize several types of synergistic investment strategies with third-party fund managers, including commitments to funds (“primaries”), acquiring stakes in existing funds on the secondary market (“secondaries”) and investing directly into companies (“co-investments”). As of September 30, 2021, we oversaw approximately $519 billion of private markets allocations, including $121 billion of assets under management (“AUM”) and $397 billion of assets under advisement (“AUA”).

We are a global firm and believe that our multi-asset class expertise, local knowledge, business relationships, proprietary data and technology, and presence are all critical to securing a competitive edge in the private markets. We deploy a local staffing model, operating from 21 cities across 12 countries on five continents. Our offices are staffed by investment professionals who bring valuable regional insights and language proficiency to enhance existing client relationships and build new client relationships. Since our inception in 2007, we have invested heavily in our platforms to drive growth and expand our investment solutions capabilities and service offerings, including through opportunistic transactions that have helped accelerate the growth of our team and capabilities. As of September 30, 2021, we had 731 total employees, including over 260 investment professionals and 470 employees across our operating team and implementation teams dedicated to sourcing, executing, analyzing and monitoring private markets opportunities. Approximately 130 of our employees joined us as part of the Greenspring acquisition.

We have a flexible business model whereby many of our clients engage us for solutions across multiple asset classes and investment strategies. Our solutions are typically offered in the following commercial structures:

•

Separately managed accounts (“SMAs”). Owned by one client and managed according to their specific preferences, SMAs integrate a combination of primaries, secondaries and co-investments across one or more asset classes. SMAs are meant to address clients’ specific portfolio objectives with respect to return, risk tolerance, diversification and liquidity. SMAs, including directly managed assets, comprised $74 billion of our AUM as of September 30, 2021.

•

Focused commingled funds. Owned by multiple clients, our focused commingled funds deploy capital in specific asset classes with defined investment strategies. Focused commingled funds comprised $39 billion of our AUM as of September 30, 2021.

•

Advisory and data services. These services include one or more of the following for our clients: (i) recurring support of portfolio construction and design; (ii) discrete or project-based due diligence, advice and investment recommendations; (iii) detailed review of existing private markets investments, including portfolio-level repositioning recommendations where appropriate; (iv) consulting on investment pacing, policies, strategic plans, and asset allocation to investment boards and committees; (v) licensed access to our proprietary data and technology platforms, including StepStone Private Markets Intelligence and our other proprietary tool; and (vi) administrative services to unaffiliated investment advisors. Advisory relationships comprised $397 billion of our AUA and $9 billion of our AUM as of September 30, 2021.

•

Portfolio analytics and reporting. We provide clients with tailored reporting packages, including customized performance benchmarks as well as associated compliance, administrative and tax capabilities. Mandates for portfolio analytics and reporting services typically include licensed access to our proprietary performance monitoring software, Omni. Omni tracked detailed information on over

$725 billion of client commitments as of September 30, 2021, inclusive of our combined AUM/AUA, previously exited investments and investments of former clients.

We generate revenues from management and advisory fees and performance fees earned pursuant to contractual arrangements with our funds and our clients. We also invest our own capital in the StepStone Funds we manage to align our interests with those of our clients. Through these investments, we earn a pro-rata share of the results of such funds and may also be entitled to an allocation of performance-based fees from the limited partners in the StepStone Funds, commonly referred to as carried interest.

Corporate Information

Our head office is located at 450 Lexington Avenue, 31st Floor, New York, NY 10017. The telephone number of our registered office is (212) 351-6100. Our Class A common stock is publicly traded on Nasdaq under the symbol “STEP.”

We also maintain a website at www.stepstonegroup.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement or the accompanying prospectus, and the reference to our website in this prospectus supplement is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities. We will not receive any of the proceeds from the sale of securities offered by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock. The following summary is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Our authorized capital stock consists of 650 million shares of Class A common stock, par value $0.001 per share, 125 million shares of Class B common stock, par value $0.001 per share, and 25 million shares of preferred stock, par value $0.001 per share. Unless our board of directors determines otherwise, we will issue all shares of our Class A common stock and Class B common stock in uncertificated form.

Common Stock

Class A common stock

Voting. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of the Class B common stock as described below.

No Preemptive Rights. Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law. We are obligated to issue Class A common stock (subject to the transfer and exchange restrictions set forth in the Ninth Amended and Restated Limited Partnership Agreement of StepStone Group LP (the “StepStone Limited Partnership Agreement”), the Exchange Agreement, by and among us, StepStone Group LP (the “Partnership”) and the Partnership Unitholders (as defined therein) (the “Class B Exchange Agreement”) and the Class C Exchange Agreement, by and among us, the Partnership and the Partnership Unitholders (as defined therein) (together with the Class B Exchange Agreement, the “Exchange Agreements”)) to Class B unitholders who exchange their Class B units of the Partnership for shares of our Class A common stock on a one-for-one basis and the Class C unitholders who exchange their Class C units of the Partnership for shares of our Class A common stock on a one-for-one basis (in each case, unless we elect to satisfy such exchanges for cash). When a Class B unit of the Partnership is exchanged for a share of our Class A common stock, a corresponding share of our Class B common stock will automatically be redeemed by us at par value and canceled. There are no corresponding shares of common stock for the Class C units.

Class B common stock

Voting. Holders of our Class B common stock are entitled to five votes for each share held of record on all matters submitted to a vote of stockholders prior to a Sunset. A “Sunset” is triggered upon the earliest to occur of the following: (i) Monte Brem, Scott Hart, Jason Ment, Jose Fernandez, Johnny Randel, Michael McCabe, Mark Maruszewski, Thomas Keck, Thomas Bradley, David Jeffrey and Darren Friedman (including their respective family trusts and any other permitted transferees, the “Sunset Holders”) collectively cease to maintain direct or indirect beneficial ownership of at least 10% of the outstanding shares of Class A common stock (determined assuming all outstanding Class B units of the Partnership have been exchanged for Class A common stock); (ii) the Sunset Holders cease collectively to maintain direct or indirect beneficial ownership of an aggregate of at least 25% of the aggregate voting power of our outstanding Class A common stock and Class B common stock, before giving effect to a Sunset; and (iii) September 18, 2025. In the case of a Sunset triggered by an event described in clause (i) or (ii) above, a Sunset triggered during the first two fiscal quarters of any fiscal year will become effective at the end of that fiscal year, and a Sunset triggered during the third or fourth fiscal quarters of any fiscal year will become effective at the end of the following fiscal year.

After a Sunset becomes effective, holders of our Class B common stock will be entitled to one vote for each share held of record on all matters submitted to stockholders for a vote. Stockholders do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of the Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class B common stock will be entitled to receive out of our remaining assets available for distribution only the par value of the Class B common stock held by them, pro rata with distributions to the Class A common stock. In connection with an exchange of a Class B unit of the Partnership for Class A common stock, the corresponding share of Class B common stock will be redeemed by us at par value and canceled.

No Preemptive Rights. Holders of our Class B common stock do not have preemptive, subscription or conversion rights. The Class B common stock is subject to redemption upon an exchange of a Class B unit of the Partnership for a share of Class A common stock.

Issuance of Additional Class B Common Stock. No additional issuance of shares of Class B common stock will occur, except upon the vesting of Class B2 units of the Partnership or in connection with a stock split, stock dividend, reclassification or similar transaction.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders.

The authority of our board of directors to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Global Select Market, which would apply so long as the Class A common stock remains listed on the Nasdaq Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of our amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Super Voting Stock. The Class A common stock and Class B common stock vote together on all matters on which stockholders are entitled to vote, except as set forth in our amended and restated certificate of incorporation or required by applicable law. However, until a Sunset becomes effective, the Class B common stock will have five votes per share and the Class A common stock will have one vote per share. Consequently, the holders of our Class B common stock will have greater influence over decisions to be made by our stockholders, including the election of directors.

Classified Board. Our amended and restated certificate of incorporation and bylaws classify our board of directors into three classes of directors, serving staggered three-year terms of office. Our board of directors has the exclusive power to fix the number of directors in each class. Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal; however, each director whose term expires at the 2023 annual meeting of stockholders or any annual meeting thereafter (and any other individual who is nominated for election at any such meeting) shall be elected for a term expiring at the next annual meeting of stockholders. As a result of these provisions, beginning with our 2025 annual meeting of stockholders, all of our directors will be subject to annual election.

Vacancies occurring on the board of directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, shall be filled solely by a majority of the remaining members of the board of directors or by a sole remaining director. As long as our board is classified, the existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Action by Written Consent; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders. In addition, our amended and restated certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the board of directors or the chairman of the board of directors.

Election and Removal of Directors. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting. While the board is classified, directors may be removed, but only for cause. Following such time as our board of directors is no longer classified, our directors may be removed with or without cause, but only upon the affirmative vote of holders of at least 66 2/3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors.

Authorized but Unissued Shares. As described above under the heading “Authorized but Unissued Capital Stock”, the existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that the Sunset Holders, their affiliates and their respective successors (other than the Company or any of our subsidiaries), as well as their direct and indirect transferees, will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Advance Notice Provisions. Our amended and restated bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information, as required under our amended and restated bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors.

Exclusive forum. Our amended and restated certificate of incorporation provides that, unless we select or consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) shall be the exclusive forum for any complaints asserting any “internal corporate claims,” which include claims in the right of our company (i) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery. Furthermore, unless we select or consent to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation. It is possible that a court could find our exclusive forum provision to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

In addition, certain provisions of the StepStone Limited Partnership Agreement could have the effect of deterring or facilitating a control transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “STEP.”

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

As used in this “Description of the Debt Securities,” the “Company” refers to StepStone Group Inc. and does not, unless the context otherwise indicates, include our subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We expect to issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between the Company and the trustee named in the applicable prospectus supplement. We expect to issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between the Company and the trustee named in the applicable prospectus supplement. We expect to issue secured debt securities under an indenture, which we refer to as the secured indenture, to be entered into among the Company, the trustee and the collateral agent. We refer to the senior indenture, the subordinated indenture and the secured indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the senior indenture, the subordinated indenture and the secured indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be the Company’s unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “ —Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other and all other subordinated debt of the Company, unless otherwise indicated in the applicable prospectus supplement.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. Unless otherwise provided in the applicable prospectus supplement, we may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement for such series.

Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

(1) the title of the debt securities;

(2) any limit upon the aggregate principal amount of the debt securities;

(3) the price at which we will issue the debt securities;

(4) if other than 100% of the principal amount, the portion of their principal amount payable upon maturity of the debt securities;

(5) the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

(6) the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable, and the dates on which any other amounts, if any, will be payable;

(7) if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

(8) the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(9) our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which securities of the series shall be redeemed, purchased or repaid, in whole or in part;

(10) the denominations in which the debt securities shall be issuable;

(11) the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate, and the form of temporary global security that may be issued;

(12) whether the debt securities are convertible into other securities of the Company and, if so, the terms and conditions of such conversion;

(13) whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14) whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15) the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16) if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17) if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18) the provisions relating to any guarantee of the debt securities, including the ranking thereof;

(19) the ability, if any, to defer payments of principal, interest, or other amounts; and

(20) any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the applicable prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a prospectus supplement, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as we may specify.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1) the indebtedness ranking senior to the debt securities being offered;

(2) the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

(3) the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

(4) the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Covenants

We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1) default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3) default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4) certain events of bankruptcy, insolvency or reorganization of the Company and, as specified in the relevant prospectus supplement, certain of our subsidiaries.

Any failure to perform, or breach of, any covenant or agreement by the Company in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against the Company for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, the Company will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. In addition, we will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on our behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to the Company, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to such trustee. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered reasonably satisfactory indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

Each indenture provides that the Company may consolidate with or amalgamate or merge with or into, sell, convey or lease all or substantially all of its assets to any other corporation, if:

(1) either (a) the Company is the continuing company or (b) the successor company is a corporation incorporated under the laws of the United States or any state thereof, a member state of the European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us; and

(2) the Company or such continuing or successor company, as the case may be, is not in material default, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of the Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding certain provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that, unless otherwise provided in the applicable prospectus supplement, no such supplemental indenture may:

(1) extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2) reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3) reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.

Additional amendments requiring the consent of each holder affected thereby may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the applicable prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all of its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if the Company complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The applicable prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities. Beneficial interests in global securities will also be exchangeable for individual debt securities in certificated form in the event of a default or an Event of Default or upon prior written notice to the trustee by or on behalf of DTC or at the request of the owner of such beneficial interests, in accordance with the indenture. In any of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except as described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the debt securities of any series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of any series by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of such securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units that may be offered pursuant to this prospectus. The warrants, purchase contracts and units and each warrant agreement, purchase contract agreement and unit agreement will be governed by the laws of the State of New York.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any of the selling securityholders may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement will include the following information:

•	the names of any underwriters, dealers or agents;

•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling securityholders use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. Any underwriters will use the prospectus supplement to make sales of the securities in respect of which this prospectus is delivered to the public.

We may make sales of our Class A common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and will do so pursuant to the terms of a distribution agreement between the underwriters, dealers or agents and us. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our Class A common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our Class A common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our Class A common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our Class A common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, without the involvement of underwriters or agents. We also many sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict us from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of StepStone Group Inc. appearing in StepStone Group Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of Greenspring Associates, Inc. and affiliates at December 31, 2020 and 2019, and for each of the years then ended incorporated by reference in this prospectus and registration statement have been audited by SC&H Attest Services, P.C., an independent registered public accounting firm, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

4,500,000 Shares

CLASS A COMMON STOCK

Prospectus Supplement

Morgan Stanley	Goldman Sachs & Co. LLC	J.P. Morgan

November                , 2021